SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): April 14, 1998
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.
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             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319
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     (State or other jurisdiction of      (IRS Employer Identification
      incorporation or organization)                   No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6
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     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833




                               NOT APPLICABLE
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     (Former name, former address, and formal fiscal year, if changed since last report)


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                             ITEM 5:  OTHER EVENTS

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La Teko Resources Ltd. announced on April 8, 1998 that Kinross Gold Corporation
("Kinross") has, subject to due diligence and regulatory approval, agreed to subscribe for a private placement of 2,000,000 units at $0.85 per unit for gross proceeds of $1.7 million. Each unit consists of one common share of La Teko and one common share purchase warrant. Each purchase warrant will entitle Kinross to purchase one common share of La Teko at a price of $1.05 per share in the first 12 months after closing and at a price of $1.25 per share in the period commencing 12 months after closing and ending 24 months after the date of closing. This private placement is expected to close before the end of April 1998. A finder's fee is payable amounting to 5.9% of the proceeds, plus 133,000 share purchase warrants with the same terms as those described above.

As part of the private placement, La Teko has granted Kinross a right of first refusal to finance the purchase of Newmont Exploration Limited's ("Newmont") interests in the True North Project in the Fairbanks Mining District, Alaska, in the event such interest is offered to La Teko through La Teko's right of first opportunity as defined under the terms of the joint venture agreement between La Teko and Newmont. Under the agreement between La Teko and Kinross, if Newmont elects to sell all or part of its 65% interest in True North (the "Newmont Interest") and if Kinross elects to finance La Teko to acquire the Newmont Interest, Kinross will advance the funds necessary for La Teko to acquire the Newmont Interest by means of a 120-day interest-free loan (the "Loan"), secured by the Newmont Interest. At the election of either La Teko or Kinross, La Teko would repay the Loan by conveying the Newmont Interest to Kinross, provided that La Teko may elect to retain 15/65ths of the Newmont Interest. In such case, La Teko would repay the remainder of the Loan in cash or, at La Teko's option, by issuing shares to Kinross at a 10% premium to market.

Management of the company believes that this move is strategic for La Teko. Although there is no present indication that Newmont is considering the sale of its interest in the True North joint venture, if Newmont should consider selling, Kinross, which owns the nearly Fort Knox gold mine, is the logical buyer. If the 65% interest in True North is acquired from Newmont under the above scenario, La Teko would have the right to increase its interest in True North to 50%.

The True North project continues to advance with an aggressive $3.6 million 1998 program under way by its operator, Newmont, with the objective of completing a pre-feasibility study on the mineral inventory already outlined and to discover additional oxide gold mineralization. Newmont is presently earning a 65% interest in True North by paying $6 million to La Teko, now fully paid, and by spending $21 million on exploration and development of the property, including a feasibility study. Estimated expenditures by Newmont to the end of 1997 were approximately $17.5 million, including payments to La Teko.

La Teko also announced, subject to regulatory approval, the issuance of 65,000 common shares to a former employee as part of a severance package.

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                                   SIGNATURES

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      Pursuant to the requirements of section 13 or 15(d) of the Securities
Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated: April 15, 1998                     By /s/ Gerald G. Carlson, President